Exhibit 21

Subsidiary Name	Jurisdiction of Incorporation

Ameriprise Advisor Capital, LLC	DE
Ameriprise Bank, FSB	NY
Ameriprise Capital Trust I	DE
Ameriprise Capital Trust II	DE
Ameriprise Capital Trust III	DE
Ameriprise Capital Trust IV	DE
Ameriprise Captive Insurance Company	VT
Ameriprise Certificate Company	DE
Investors Syndicate Development Corporation	NV
Ameriprise Holdings, Inc.	DE
Ameriprise India Private Limited	India
Ameriprise Trust Company	MN
AMPF Holding Corporation	MI
American Enterprise Investment Services Inc.	MN
Ameriprise Financial Services, Inc.	DE
AMPF Property Corporation	MI
AMPF Realty Corporation	MI
Columbia Management Investment Advisers, LLC	MN
Advisory Capital Strategies Group Inc.	MN
Columbia Wanger Asset Management, LLC	DE
IDS Capital Holdings Inc.	MN
Kenwood Capital Management LLC	DE
J.& W. Seligman & Co. Incorporated	DE
Columbia Management Investment Distributors, Inc.	NY
Columbia Research Partners LLC	DE
Seligman Asia, Inc.	NY
Seligman Focus Partners LLC	NY
Seligman Health Partners LLC	NY
Seligman Health Plus Partners LLC	NY
Seligman Partners LLC	NY
Seligman Global Technology Partners LLC	NY
RiverSource CDO Seed Investment, LLC	MN
WAM Acquisition GP, Inc.	DE
Columbia Management Investment Services Corp.	MN
IDS Management Corporation	MN
IDS Futures Corporation	MN
IDS Property Casualty Insurance Company	WI
Ameriprise Auto & Home Insurance Agency, Inc.	WI
Ameriprise Insurance Company	WI
RiverSource Distributors, Inc.	DE
RiverSource Life Insurance Company	MN
RiverSource Life Insurance Co. of New York	NY
RiverSource NY REO, LLC	NY
RiverSource REO 1, LLC	MN
RiverSource Tax Advantaged Investments, Inc.	DE
AEXP Affordable Housing Porfolio LLC	DE

Subsidiary Name	Jurisdiction of Incorporation

Securities America Financial Corporation	NE
Brecek & Young Advisors, Inc.	CA
Brecek & Young Financial Services Group of Montana, Inc.	MT
Brecek & Young Financial Group Insurance Agency of Texas, Inc.	TX
Securities America, Inc.	DE
Securities America Advisors, Inc.	NE
Threadneedle Asset Management Holdings Sarl	Luxembourg
TAM Investment Ltd	UK
Threadneedle Asset Management (Australia) Pty Ltd	Australia
Threadneedle International Investments GmbH	Switzerland
Threadneedle Investments Singapore (Pte.) Ltd	Singapore
Threadneedle Management Luxembourg S.A.	Luxembourg
Threadneedle Portfolio Services Hong Kong Ltd	HK
Threadneedle Asset Management UK Ltd	UK
TAM UK Holdings Limited	UK
Threadneedle Asset Management Holdings Ltd.	UK
Cofund Holdings Ltd. (20.1%)	UK
Threadneedle Alpha Ltd.	UK
Threadneedle Asset Management Finance Ltd.	UK
TMS Investment Ltd. (Jersey) (Minority)	Channel Islands, Jersey
Threadneedle Asset Management Ltd.	UK
Threadneedle Asset Management (Nominees) Ltd.	UK
ADT Nominees Ltd	UK
Convivo Asset Management Ltd.	UK
Threadneedle Investment Advisors Ltd.	UK
Threadneedle Portfolio Managers Ltd.	UK
Sackville TIPP Property (GP) Ltd.	UK
Threadneedle Beta Ltd.	UK
Threadneedle International Fund Management Ltd.	UK
Threadneedle International Ltd.	UK
Threadneedle Investment Services GmbH	Germany
Threadneedle Investment Services Ltd.	UK
Threadneedle Investments (Channel Islands) Ltd.	Channel Islands, Jersey
Threadneedle Investments North America LLC	DE
Threadneedle Management Services Ltd.	UK
Threadneedle Pension Trustees Ltd.	UK
Threadneedle Property Services Ltd.	UK
Threadneedle Capital Management Ltd.	UK
Threadneedle Navigator ISA Manager Ltd.	UK
Threadneedle Pensions Ltd.	UK
Crockhamwell Road Management Ltd (50%)	UK
Crossways Management Company Ltd (0.7%)	UK
Redhouse Property Services Ltd. (6%)	UK
Sackville (TPEN) (75%)	UK
Severnside Distribution Park (Bristol) Management Ltd. (2.6%)	UK

Subsidiary Name	Jurisdiction of Incorporation

Threadneedle Portfolio Services Ltd.	UK
Threadneedle Property Investments Ltd.	UK
Cornbrash Park Management Company Ltd	UK
Highcross (Slough) Management Ltd	UK
Sackville LCW (GP) Ltd (33.3%)	UK
Sackville LCW Sub LP1 (GP) Ltd	UK
Sackville LCW Nominee 1 Ltd.	UK
Sackville LCW Nominee 2 Ltd.	UK
Sackville Property (GP) Ltd.	UK
Sackville Property (GP) Nominee 1 Ltd.	UK
Sackville Property (GP) Nominee 2 Ltd.	UK
Sackville SPF IV Property (GP) Ltd	UK
Sackville SPF IV (GP) No. 1 Ltd	UK
Sackville SPF IV Property Nominee (1) Ltd.	UK
Sackville SPF IV Property Nominee (2) Ltd.	UK
Sackville SPF IV (GP) No. 2 Ltd	UK
Sackville SPF IV Property Nominee (3) Ltd.	UK
Sackville SPF IV Property Nominee (4) Ltd.	UK
Sackville SPF IV (GP) No. 3 Ltd	UK
Sackville SPF IV Property Nominee (5) Ltd.	UK
Sackville SPF IV Property Nominee (6) Ltd.	UK
Sackville Tandem Property (GP) Ltd.	UK
Sackville Tandem Property Nominee Ltd.	UK